As filed with the Securities and Exchange Commission on May 1, 1996
                                                Registration No. 33-___________
================================================================================
                                        SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, D.C. 20549
                                            __________________________

                                                     FORM S-8
                                           REGISTRATION STATEMENT UNDER
                                            THE SECURITIES ACT OF 1933
                                            __________________________


                                               THE MEAD CORPORATION
                            (Exact name of registrant as specified in charter)
                                            __________________________

                    Ohio                                             31-0535759
            (State of Incorporation)        (I.R.S. Employer Identification No.)
                                            __________________________


                                              MEAD WORLD HEADQUARTERS
                                            COURTHOUSE PLAZA NORTHEAST
                                                DAYTON, OHIO 45463
                                     (Address of principal executive offices)
                                            __________________________


                                               THE MEAD CORPORATION
                                              1996 STOCK OPTION PLAN
                                             (Full title of the Plan)
                                            __________________________


                                          George J. Maly, Jr., Secretary
                                               The Mead Corporation
                                              Mead World Headquarters
                                            Courthouse Plaza Northeast
                                                Dayton, Ohio  45463
                                      (Name and address of agent for service)
                                                  (513) 495-6323
                  (Telephone number, including area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
                               Proposed                Proposed
Title of                       maximum                 maximum
securities      Amount         offering                aggregate    Amount of
to be           to be          price                   offering     registration
registered      registered     per common share(1)(2)  price(2)     fee(3)
- ----------      ----------     -----------------       ----------   ------------

Common Shares,  4,000,000(4)   $56.3125                $225,250,000 $77,672.39
without par
value, includ-
ing related
Purchase Rights
- --------------------------------------------------------------------------------
     (1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of the common stock of the registrant on the New York Stock Exchange on April 25, 1996.
     (2) Estimate solely for the purpose of calculating the registration fee.
     (3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.
     (4) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

================================================================================

                                                   Page 1 of 13
                                             Exhibit Index on Page 11

                                                      PART I

The prospectus relating to The Mead Corporation 1996 Stock Option Plan is not being filed herewith pursuant to the Note to Part I of Form S-8.

                                                      PART II

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------
          The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates of filing:

          (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

          (2) The descriptions of the Registrant's shares of common stock and the related Common Share Purchase Rights contained in the Corporation's Registration Statements filed pursuant to Section 12 of the Exchange Act and all amendments thereto.

          (3) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing such documents.

The Registrant will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents), which documents are also incorporated by reference in the Section 10(a) Prospectus, as well as shareholder communications and other reports furnished to stockholders of the Registrant on a continuing basis, the Plan and any other documents to be delivered to participants in the Plan. Written requests should be addressed to: Corporate Secretary, The Mead Corporation, Mead World Headquarters, Courthouse Plaza Northeast, Dayton, Ohio 45463, Telephone:
(513) 495-6323.

Item 4.  Description of Securities
         -------------------------
         Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------
         Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------
         Section 2 of Article V of the Regulations of the Registrant provides for the indemnification by the Registrant of its officers, directors, employees and others against certain liabilities and expenses. Such provision provides different treatment for (i) cases other than those involving actions or suits by or in the right of the Registrant and (ii) cases involving actions or suits by or in the right of the Registrant. In the first category, the Registrant indemnifies each director, officer, employee and agent of the Registrant and each person who serves another organization at the request of the Registrant, against expenses, including attorneys' fees, judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was in such position or so serving, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any matter the subject of a criminal action, suit, or proceeding, if such person had no reasonable cause to believe that such person's conduct was unlawful. In the second category, the Registrant indemnifies each direc-tor, officer, employee and agent of the Registrant and each person who serves another organization at the request of the Registrant, against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor, by reason of the fact that such person is or was in such position or so serving, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made in respect of any matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Registrant unless and only to the extent that a court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Any such indemnification, unless ordered by a court, may be made by the Registrant only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct. Such determination must be made (a) by a majority vote of a quorum consisting of directors of the Registrant who were not and are not parties to or threatened with any such action, suit or proceeding, or (b), if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, or (c) by the shareholders, or (d) by the Court of Common Pleas or the court in which such action, suit or proceeding was brought.
Any determination made by the disinterested directors or by independent legal counsel must be promptly communicated to the person who threatened or brought an action or suit by or in the right of the Registrant and such person may, within ten days, petition an appropriate court to review the reasonableness or such determination.

          To the extent that a person covered by the indemnification provisions of the Regulations has been successful on the merits or otherwise in defense of any action referred to above, indemnification of such person against expenses is mandatory.

          The Regulations also provide that expenses, including attorneys' fees, amounts paid in settlement, and (except in the case of an action by or in the right of the Registrant) judgments, decrees, fines and penalties incurred in connection with any potential, threatened, pending or completed action or suit by any person by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving another organization at the request of the Registrant may be paid or reimbursed by the Registrant, as authorized by the Board of Directors upon a determination that such payment or reimbursement is in the best interests of the Board of Directors upon a determination that such payment or reimbursement is in the best interests of the Registrant.

          The Regulations also provide that, with certain limited exceptions, a director will be liable in damages for any action he takes or fails to take as a director only if it is proved by clear and convincing evidence that such action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Registrant or undertaken with reckless disregard for the best interests of the Registrant. The Regulations also provide that, with certain limited exceptions, expenses incurred by a director in defending an action must be paid by the Registrant as they are incurred in advance of the final disposition, if the director agrees (i) to repay such advances if it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Registrant or undertaken with reckless disregard for the Registrant's best interests and (ii) to reasonably cooperate with the Registrant concerning the action.

          The Registrant has entered into indemnification agreements with its directors. The agreements provide that the Registrant will promptly indemnify each director to the fullest extent permitted by applicable law and that the Registrant will advance expenses under the circumstances permitted by Ohio law. The agreements also provide that the Registrant is to take certain actions upon the occurrence of certain events which represent a change in control of the Registrant, including establishment of a $10 million escrow account as security for certain of the Registrant's indemnification obligations. While not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements do require that the directors be provided with the maximum coverage if such insurance is maintained and that, in the event of any reduction in, or cancellation of, present directors' and officers' liability insurance coverage, the Registrant will stand as self-insurer with respect to the coverage not retained and will indemnify the directors against any loss resulting from any reduction in, or cancellation of, such insurance coverage. The agreements also provide that the Registrant may not bring any action against a director more than two years (or such shorter period as may be applicable under the law) after the date a cause of action accrues.

          The Registrant purchased, effective for the period from August 1, 1995 through August 1, 1996, an insurance policy under which, subject to the limitations described below, the insurer performs for the Registrant its obligation of indemnifying officers and directors. The insurer is obligated, subject to such limitations, to pay on behalf of the Registrant amounts in excess of $500,000 to which any director or officer of the Registrant shall be entitled by reason of his right to indemnification by the Registrant, provided that such right to indemnification arises in connection with the defense of any action, suit, or proceeding to which such director or officer may be a party or with which such director or officer may be threatened during the one year period covered by this policy. The policy does not, of course, cover any matter which is uninsurable under law. Such $500,000 deduction applies in respect of each properly established claim to indemnification. If more than one claim to indemnification arises out of the same act or interrelated acts, such claims to indemnification will be treated as one and only one retention of $500,000 shall be applied. The maximum liability of the insurer is $25,000,000. Effective August 1, 1995, the Registrant purchased excess policies providing additional annual limits of $75,000,000 through August 1, 1996.

          In conjunction with the above described insurance, the Registrant maintains insurance designed to protect the individual director or officer against specified expenses and liabilities, including those arising out of negligence in the performance of duty, with respect to which the Registrant does not provide indemnification. The individual policies contain the same maximum liability provisions as described hereinbefore with no deductibles.

Item 7.  Exemption from Regulation Claimed
         ---------------------------------
          Not applicable

Item 8.    Exhibits
           --------

          4 Rights Agreement dated as of November 1, 1986 between Registrant and The First National Bank of Cincinnati, as Rights Agent, as amended December 29, 1987 and December 9, 1988 (incorporated herein by reference to Registrant's Amendment No. 1 on Form 8, dated November 28, 1986 and Exhibits 28(a) and 28(b) to Registrant's Current Report on Form 8-K dated December 9, 1988).

          5        Opinion of Counsel

          23.1     Consent of Deloitte & Touche LLP

          23.2     Consent of Counsel (contained in opinion filed as Exhibit 5)

          24       Power of Attorney (included on page 7).

Item 9.    Undertakings
           ------------
          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;" provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement in on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial the bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

         (6) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dayton, State of Ohio, on the 25th day of April, 1996.

                                                    THE MEAD CORPORATION


                                                     By: STEVEN C. MASON
                                                         -----------------------
                                                         Steven C. Mason
                                                         Chairman of the Board,
                                                         President and Chief
                                                         Executive Officer


                          POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven C. Mason and George J. Maly, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                           SIGNATURES



Date:   April 25, 1996                      By: STEVEN C. MASON
                                                -------------------------------
                                                     Steven C. Mason
                                                Director, Chairman of the Board,
                                                President and Chief Executive
                                                Officer


Date:   April 25, 1996                        By: WILLIAM R. GRABER
                                                  ------------------------------
                                                       William R. Graber
                                                  Vice President and Chief
                                                  Financial Officer (principal
                                                   financial officer)

Date:   April 25, 1996                            By:  GREGORY T. GESWEIN
                                                       -------------------------
                                                           Gregory T. Geswein
                                                        Controller (principal
                                                          accounting officer)


Date:   April 25, 1996                             By:  JOHN C. BOGLE
                                                        ------------------------
                                                           John C. Bogle
                                                              Director


Date:   April 25, 1996                              By:  JOHN G. BREEN
                                                         -----------------------
                                                             John G. Breen
                                                               Director


Date:   April 25, 1996                              By:  WILLIAM E. HOGLUND
                                                         -----------------------
                                                          William E. Hoglund
                                                              Director


Date:   April 25, 1996                              By:  JAMES G. KAISER
                                                         ----------------------
                                                           James G. Kaiser
                                                               Director


Date:   April 25, 1996                              By:  JOHN A. KROL
                                                         -----------------------
                                                             John A. Krol
                                                               Director


Date:   April 25, 1996                              By:  SUSAN J. KROPF
                                                         ----------------------
                                                            Susan J. Kropf
                                                               Director


Date:   April 25, 1996                               By:  CHARLES S. MECHEM, JR.
                                                         ----------------------
                                                         Charles S. Mechem, Jr.
                                                                Director


Date:   April 25, 1996                               By:  PAUL F. MILLER, JR.
                                                          ---------------------
                                                          Paul F. Miller, Jr.
                                                              Director

Date:   April 25, 1996                                By:  WILLIAM S. SHANAHAN
                                                           ---------------------
                                                           William S. Shanahan
                                                                 Director


Date:   April 25, 1996                               By:  THOMAS B. STANLEY, JR.
                                                          ---------------------
                                                          Thomas B. Stanley, Jr.
                                                               Director


Date:   April 25, 1996                               By:  LEE J. STYSLINGER, JR.
                                                          ---------------------
                                                          Lee J. Styslinger, Jr.
                                                                Director



         Pursuant to the requirements of the Securities Act of 1933, the members of the Committee that administers The Mead Corporation 1996 Stock Option Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on the 25th day of April, 1996.


                                                THE MEAD CORPORATION
                                                1996 STOCK OPTION PLAN


Date:   April 25, 1996                          By:  JOHN C. BOGLE
                                                     ---------------------------
                                                        John C. Bogle
                                                          Director



Date:   April 25, 1996                          By:  JOHN G. BREEN
                                                     --------------------------
                                                          John G. Breen
                                                           Director



Date:   April 25, 1996                          By:  WILLIAM E. HOGLUND
                                                     ---------------------------
                                                        William E. Hoglund
                                                            Director



Date:   April 25, 1996                          By:  CHARLES S. MECHEM, JR.
                                                     ---------------------------
                                                      Charles S. Mechem, Jr.
                                                          Director

Date:   April 25, 1996                           By:  WILLIAM S. SHANAHAN
                                                      --------------------------
                                                        William S. Shanahan
                                                             Director



Date:   April 25, 1996                            By:  LEE J. STYSLINGER, JR.
                                                       -------------------------
                                                        Lee J. Styslinger, Jr.
                                                            Director

                                          EXHIBIT INDEX


                                                                    Sequential
Exhibit No.            Description                                   Page No.
- -------------------------------------------------------------------------------

(4) Rights Agreement dated as of November 1, 1986 between Registrant and The First National Bank of Cincinnati, as Rights Agent, as amended December 29, 1987 and December 9, 1988 (incorporated herein by reference to Registrant's Amendment No. 1 on Form 8, dated November 28, 1986 and Exhibits 28(a) and 28(b) to Registrant's Current Report on Form 8-K dated December 9, 1988).

(5)           Opinion of Counsel                                         12

(23.1)        Consent of Deloitte & Touche LLP                           13

(23.2)        Consent of Counsel (contained in opinion filed as
              Exhibit 5)                                                 12

(24)          Power of Attorney (contained and executed at pp 7-10)       7

                                                                     Exhibit 5

The Mead Corporation                                           April 25, 1996
Mead World Headquarters
Courthouse Plaza Northeast
Dayton, Ohio  45463

Gentlemen:

I am Assistant Secretary and Associate General Counsel of The Mead Corporation, an Ohio corporation (the "Company"), and I have acted as counsel for the Company in connection with its 1996 Stock Option Plan (the "Plan") and in connection with its Registration Statement ("Registration Statement") on Form S-8 being filed on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to up to 4,000,000 Common Shares, without par value, of the Company (the "Shares"), which may be issued and/or delivered upon the exercise of options granted or to be granted under the Plan.

In connection with the foregoing, I have reviewed, among other things, (i) the Amended Articles of Incorporation and Regulations of the Company; (ii) the minutes of the meeting of the Board of Directors of the Company relating to the registration of the Shares; and (iii) the Company's 1996 Stock Option Plan. In addition, I have examined such other corporate records, certificates of public officials and officers of the Company and other documents, and have made such other and further investigations as I deemed necessary to enable me to express the opinion hereinafter set forth.

Based upon the foregoing, I am of the opinion that when the shares offered under the Plan are issued and paid for pursuant to the exercise of outstanding stock options, such Shares will be, legally issued, fully paid, and non-assessable.

I am a member of the Bar of the State of Ohio, and I do not express any opinion herein concerning any law other than the law of the State of Ohio and the federal law of the United States. I consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

DAVID L. SANTEZ

David L. Santez
Associate General Counsel and
Assistant Secretary

DLS:dlw

                                                                  Exhibit (23.1)


                     INDEPENDENT AUDITORS' CONSENT
                     -------------------------------


We consent to the incorporation by reference in this Registration
Statement of The Mead Corporation on Form S-8 of our report dated January
25, 1996, appearing in the Annual Report on Form 10-K of The Mead Corporation for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP



DELOITTE & TOUCHE LLP

Dayton, Ohio
May 1, 1996